                                Exhibit (13)(b)
                                ---------------

Consent of Independent Auditors

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" in the Statements of Additional Information and to the use of our reports (1) dated January 29, 1999 with respect to the financial statements of certain subaccounts of PFL Endeavor VA Separate Account, which are available for investment by The Endeavor Variable Annuity contract owners, (2) dated January 29, 1999 with respect to the financial statements of the subaccounts of PFL Endeavor VA Separate Account, which are available for investment by The Endeavor ML Variable Annuity contract owners, (3) dated January 29, 1999 with respect to the financial statements of PFL Endeavor Target Account, and (4) dated February 19, 1999 with respect to the statutory-basis financial statements and schedules of PFL Life Insurance Company, included in Post-Effective Amendment No. 2 to the Registration Statement (Form N-3 No. 333-47027) and related Prospectuses of The Endeavor Variable Annuity and The Endeavor ML Variable Annuity.


Des Moines, Iowa
April 27, 1999